Exhibit 21

IMS HEALTH HOLDINGS, INC.

List of Subsidiaries

Name of Subsidiary	State or Jurisdiction of Incorporation
Albatross Financial Solutions Limited	United Kingdom
AMIX S.a.r.l.	France
Appature, Inc.	Washington
Asesorias IMS Health Chile Limitada	Chile
Asserta Centroamerica Medicion de Mercados, S.A.	Guatemala
Battaerd Mansley Pty. Ltd.	Australia
Buzzeopdma LLC	Delaware
Cambridge Pharma Consultancy Limited.	United Kingdom
Cambridge Pharma Consultancy, Inc.	Delaware
CDS – Centre de Service SAS	France
Coordinated Management Holdings L.L.C.	Delaware
Coordinated Management Systems, Inc.	Delaware
Core Center For Outcomes Research GmbH	Switzerland
CORE Holding GmbH	Switzerland
CRM Health Korea Ltd.	Korea
CSD Health Korea Ltd.	Korea
Data Niche Associates, Inc.	Illinois
Dataline Software Limited	United Kingdom
Datandina Ecuador S.A.	Ecuador
Datec Industria E Comercio, Distribuidora Grafica E Mala Direta Ltda.	Brazil
Enterprise Associates, LLC	Delaware
Forcea NV	Belgium
Global Crown Investment Limited	Hong Kong
Grace Data Corporation	Nebraska
Healthcare Technology Intermediate Holdings, LLC	Delaware
Healthcare Technology Intermediate, Inc.	Delaware
Hospital Marketing Services Ltd.	United Kingdom
Iasist Holdco Limited	United Kingdom
Iasist Portugal, Consultadoria Na Área De Saúde, Unipessoal, LDA	Portugal
Iasist Sau Agencia En Chile	Chile
Iasist Sociedad Anonima Unipersonal	Spain
ICOMED Belgium, SA	Belgium
ICOMED S.a.r.l.	France
Impact Rx, LLC	South Africa
IMS (Gibraltar) Holding Limited	Gibraltar
IMS (UK) Pension Plan Trustee Company Limited	United Kingdom
IMS AB	Sweden
IMS Adriatic D.O.O. Za Konzalting	Croatia
IMS AG	Switzerland
IMS Bermuda Holdings Ltd.	Bermuda
IMS Bermuda Investments Ltd.	Bermuda
IMS Bulgaria E.O.O.D.	Bulgaria
IMS Chinametrik Incorporated	Delaware
IMS Chinametrik Limited	Hong Kong
IMS Consulting Myanmar Company, Ltd.	Myanmar
IMS Contracting & Compliance, Inc.	Delaware
IMS Cyprus LTD	Cyprus
IMS Government Solutions, Inc.	Delaware
IMS Health (Australia) Partnership	Australia
IMS Health (N.Z.) Limited	New Zealand
IMS Health (Pty.) Ltd.	South Africa
IMS Health A.S.	Czech Republic
IMS Health Analytics Services Private Limited	India
IMS Health Argentina S.A.	Argentina
IMS Health Asia Pte. Ltd.	Singapore
IMS Health Australia Holding Pty. Ltd.	Australia
IMS Health Australia Pty. Ltd.	Australia

IMS Health B.V.	Netherlands
IMS Health Bangladesh Limited	Bangladesh
IMS Health Beteiligungs-gesellschaft mbH	Germany
IMS Health Bolivia S.R.L.	Bolivia
IMS Health Canada Inc.	Canada
IMS Health Capital, Inc.	Nevada
IMS Health Consulting Bvba	Belgium
IMS Health Consulting Sp.z.o.o.	Poland
IMS Health De Venezuela C.A.	Venezuela
IMS Health Del Peru S.A.	Peru
IMS Health Deutschland GmbH	Germany
IMS Health Do Brasil Ltda.	Brazil
IMS Health Egypt Limited	Egypt
IMS Health Finance B.V.	Netherlands
IMS Health Finance UK I Limited	United Kingdom
IMS Health Finance UK Ii Ltd.	United Kingdom
IMS Health Finance Uk Iii Ltd.	United Kingdom
IMS Health Finance UK V Ltd.	United Kingdom
IMS Health Finance, Inc.	Delaware
IMS Health Global Holdings UK Limited.	United Kingdom
IMS Health Gmbh	Switzerland
IMS Health GmbH & Co. OHG	Germany
IMS Health Group Limited	United Kingdom
IMS Health Holdings (Pty.) Ltd.	South Africa
IMS Health HQ Limited	United Kingdom
IMS Health II – Technology Solutions LDA.	Portugal
IMS Health Incorporated	Delaware
IMS Health India Holding Corporation	Delaware
IMS Health India Private Limited	India
IMS Health Information Solutions India Private Ltd.	India
IMS Health Information and Consulting Services India Private Limited	India
IMS Health Information Solutions (China) Co. Ltd.	China
IMS Health Information Solutions Argentina S.A.	Argentina
IMS Health Information Solutions Australia Pty. Ltd.	Australia
IMS Health Information Solutions France SAS	France
IMS Health Information Solutions Japan K.K.	Japan
IMS Health Information Solutions Taiwan Co. Ltd.	Taiwan
IMS Health Korea Ltd.	Korea
IMS Health Lanka (Private) Limited	Sri Lanka
IMS Health Licensing Associates, L.L.C.	Delaware
IMS Health Limited	Ireland
IMS Health Limited	United Kingdom
IMS Health LLC	Russia
IMS Health Malaysia Sdn. Bhd.	Malaysia
IMS Health Marktforschung Gmbh	Austria
IMS Health Norway A/S	Norway
IMS Health Oy	Finland
IMS Health Pakistan (Private) Limited	Pakistan
IMS Health Paraguay SRL	Paraguay
IMS Health Philippines, Inc.	Philippines
IMS Health Puerto Rico Inc.	Puerto Rico
IMS Health Regional Pte Ltd.	Singapore
IMS Health S.A.	Spain
IMS Health S.A.S.	France
IMS Health S.P.R.L.	Belgium
IMS Health S.R.L.	Italy
IMS Health Scottish L.P.	United Kingdom
IMS Health Services Ltd.	Hungary
IMS Health Soluçoes De Tecnologia DO Brazil Ltda.	Brazil
IMS Health Sp.z.o.o.	Poland
IMS Health Support Montargis S.a.r.l.	France
IMS Health Surveys Limited	United Kingdom
IMS Health Sweden AB	Sweden

IMS Health Taiwan Ltd.	Taiwan
IMS Health Technology Services Limited	United Kingdom
IMS Health Technology Solutions Australia Pty. Ltd.	Australia
IMS Health Technology Solutions Austria GmbH	Austria
IMS Health Technology Solutions China Co. Ltd	China
IMS Health Technology Solutions Colombia Ltda.	Colombia
IMS Health Technology Solutions Czech Republic SRO	Czech Republic
IMS Health Technology Solutions Denmark AS	Denmark
IMS Health Technology Solutions Finland OY	Finland
IMS Health Technology Solutions France SAS	France
IMS Health Technology Solutions Greece AE	Greece
IMS Health Technology Solutions Holdings AB	Sweden
IMS Health Technology Solutions Hungary Ltd.	Hungary
IMS Health Technology Solutions India Private Ltd	India
IMS Health Technology Solutions Italy SRL	Italy
IMS Health Technology Solutions Japan K.K.	Japan
IMS Health Technology Solutions Kazakhstan, LLC	Kazakhstan
IMS Health Technology Solutions Middle East L.L.C.	Egypt
IMS Health Technology Solutions Norway AS	Norway
IMS Health Technology Solutions Poland SP. z.o.o.	Poland
IMS Health Technology Solutions Romania Srl	Romania
IMS Health Technology Solutions Slovakia SRO	Slovak Republic
IMS Health Technology Solutions Sweden AB	Sweden
IMS Health Technology Solutions Switzerland Sa	Switzerland
IMS Health Technology Solutions Ukraine LLC	Ukraine
IMS Health Technology Solutions Venezuela C.A.	Venezuela
IMS Health Technology TUNISIA	Tunisia
IMS Health Tibbi Istatistik Ticaret Ve Musavirlik Ltd Sirketi	Turkey
IMS Health Trading Corporation	Delaware
IMS Health Transportation Services Corporation	Delaware
IMS Health Tunisia Sarl	Tunisia
IMS Health UK Investments Limited.	United Kingdom
IMS Health Uruguay S.A.	Uruguay
IMS Health, LDA.	Portugal
IMS Hellas EPE.	Greece
IMS Holdings (U.K.) Limited	United Kingdom
IMS Hospital Group Limited	United Kingdom
IMS Informatics Ag	Switzerland
IMS Informatics Holding Ag	Switzerland
IMS Information Medical Statistics (Israel) Ltd.	Israel
IMS Information Medical Statistics, spol.s.r.o.	Slovak Republic
IMS Information Solutions Belgium SA	Belgium
IMS Information Solutions Medical Research Limited	United Kingdom
IMS Information Solutions Spain S.L.U.	Spain
IMS Information Solutions UK Ltd.	United Kingdom
IMS Japan K.K.	Japan And Delaware
IMS Market Research Consulting (Shanghai) Co., Ltd.	China
IMS Medical Radar AB	Sweden
IMS Meridian Limited	Hong Kong
IMS Meridian Research Limited	British Virgin Islands
IMS Pharmaceutical Services Srl.	Romania
IMS Republica Dominicana, S.A.	Dominican Republic
IMS Services, LLC	Delaware
IMS Services, pharmaceutical marketing services Ltd.	Slovenia
IMS Software GmbH	Germany
IMS Software Services Ltd.	Delaware
IMS Technology Solutions Netherlands B.V.	Netherlands
IMS Technology Solutions Spain, SA	Spain
IMS Technology Solutions UK Limited	United Kingdom
IMS Trading Management, Inc.	Delaware
IMSworld Publications Limited.	United Kingdom
Infopharm Ltd.	United Kingdom
Informations Medicales & Statistiques S.A.R.L.	Morocco

Institute of Medical Communications NCO	Russia
Intercam Ltd.	Ireland
Intercomunicaciones Y Servicio De Datos Interdata S.A.	Colombia
Intercontinental Medical Statistics International, Ltd. (De)	Delaware
Intercontinental Medical Statistics Kenya Limited	Kenya
Interstatistik Ag	Switzerland
IPP Technology Solutions Mexico SA de CV	Mexico
IPP Informacion Promocional y Publicitaria S.A. de C.V.	Mexico
M&H Informatics (Bd) Ltd.	Bangladesh
Med-Vantage, Inc.	Delaware
Mercados Y Analisis, S.A.	Spain
Mercurial Insights Holding Pty. Ltd.	Australia
Mercurial Insights Pty. Ltd.	Australia
Meridian Research Vietnam Ltd.	Vietnam
MSM Centroamerica Y El Caribe, SA	Costa Rica
M-Tag Pty. Limited	Australia
Nordisk Medicin Information AB	Sweden
Operaciones Centralizadas Latinoamericana Limitada	Chile
Pharma Deals Limited	United Kingdom
Pharmadat Marktforschumgs Gesellschaft M.B.H.	Austria
Pharmadata s.r.o.	Slovak Republic
PharmARC Consulting Services GmbH	Switzerland
PharmARC Inc.	New Jersey
Pharm-Consult Limited Liability Partnership	Kazakhstan
Pharmecon AS	Norway
PR Editions S.A.S.	France
PR International S.A.S.	France
Primeum IMS SAS	France
PT IMS Health Indonesia	Indonesia
Pygargus AB	Sweden
Rehfeld Partners A/S	Denmark
Rehfeld Solutions A/S	Denmark
Reportive SA	France
RMBC Pharma Ltd.	Russia
Rx India Corporation	Delaware
Schwarzeck Verlag GmbH	Germany
Shanghai Ims Market Research Co. Ltd.	China
Source Belgium Sprl	Belgium
Spartan Leasing Corporation	Delaware
Suomen Lääkedata Oy	Finland
The Amundsen Group, Inc.	Massachusetts
UAB IMS Health	Lithuania
Valuemedics Research, LLC	Delaware

4